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OmniCorder Technologies, Inc.                                    Exhibit 11.1


Computation of net loss per common share
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
                                                      Number of                      Weighted
Period from February 7, 1997 (inception)               Common          Days          Average
  through December 31, 1997                            Shares       Outstanding       Shares

Common stock issued to founder                       1,672,000            327      1,672,000

Issuance of common stock                                58,665             64         11,482
                                                   -----------      ---------     ----------
Weighted average shares used in
  per share computation                                                            1,683,482
                                                                                  ==========
Net loss for the period from February 7, 1997
  (inception) through December 31, 1997                                          $  (143,516)

Basic and diluted net loss per common share                                       $     (.09)
                                                                                  ==========
Nine months ended September 30, 1998

Common stock outstanding at January 1, 1998          1,730,666                     1,730,665

Common stock issued to founder                         440,000            210        317,509
Issuances of common stock                               95,332            231         80,666
                                                        13,200            223         10,782
                                                        29,334            210         22,565
                                                         5,866            169          3,631
                                                        44,000            143         23,048
                                                   -----------                    ----------
                                                       187,732                       140,692

Weighted average shares used in per share
  computation                                                                      2,188,866
                                                                                  ==========
Net loss for the nine months ended
  September 30, 1998                                                                (774,411)

Basic and diluted net loss per common share                                       $     (.35)
                                                                                  ==========